Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2025 of CS Diagnostics, Corp. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1)       The Company’s Annual Report on Form 10-K for the period ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as amended; and

2)       The information contained in the Report fairly presents, in all material respects, the financial condition at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report of the Company.

Date: April 14, 2026

/s/ Thomas Fahrhoefer

Thomas Fahrhoefer

Chief Executive Officer

(Principal Executive Officer)